Exhibit 99.1

Press Release

COWEN GROUP, INC. ANNOUNCES

SECOND QUARTER 2015 FINANCIAL RESULTS

New York, July 30, 2015 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the second quarter ended June 30, 2015.

2015 Second Quarter Highlights(1)

•                  Economic income was $10.2 million or $0.09 per diluted share, compared to $8.5 million or $0.07 per diluted share in the second quarter 2014.

•                  GAAP net income attributable to common shareholders was $6.0 million or $0.05 per diluted common share compared to $8.4 million or $0.07 per diluted common share in the prior year period.  The second quarter 2015 figure includes a $3.3 million increase in income tax expense and $0.8 million in preferred stock dividends.

•                  Second quarter 2015 revenue rose 12% year over year to $124.4 million from $111.2 million in the prior year.

•                  As of July 1, 2015, assets under management stood at $13.2 billion, an increase of $381 million during the quarter.

•                  Book value per share increased to $6.22 as of June 30, 2015 from $4.65 on June 30, 2014.

•                  In May 2015, Cowen issued 120,750 shares of 5.625% Series A Cumulative Perpetual Convertible Preferred Stock in a private offering to eligible purchasers.

•                  In July 2015, Cowen announced the signing of definitive agreements to acquire Concept Capital Markets and Conifer Securities, both leading independent providers of prime brokerage services.

•                  During the quarter, the Company repurchased 2.8 million shares for $15.4 million under the Company’s existing share repurchase program.  Also, the Company acquired 1.0 million shares for $5.7 million as a result of net share settlement relating to the vesting of equity awards.

•                  On July 28, 2015, Cowen’s Board of Directors approved a $22.6 million increase in the Company’s share repurchase program.  With this increase, the total amount available for repurchase under the program is $25.0 million.

(1)  Unless otherwise stated, all financial highlights are presented on an Economic Income basis.

Peter A. Cohen, Chairman and Chief Executive Officer of Cowen Group said, “We made substantial progress in our operating businesses in the first six months of 2015.  At Cowen and Company, we delivered our strongest revenue period.  Investment banking demonstrated solid momentum and Equities continued to grow its market share.  At Ramius, we raised more than $700 million in assets since the start of the year from client types across the board.  Notwithstanding recent market volatility, investment income was up year over year in the first six months of the year.  We enhanced our well-capitalized position as we raised $121 million in preferred equity, bringing our total capitalization in excess of $1 billion.”

2015 Second Quarter GAAP Financial Information and Select Balance Sheet Data

For the second quarter of 2015, the Company reported GAAP net income attributable to common shareholders of $6.0 million, or $0.05 per diluted share, as compared to GAAP net income attributable to common shareholders of $8.4 million, or $0.07 per diluted share, in the second quarter of 2014.  The second quarter 2015 figure includes a $3.3 million increase in income tax expense and $0.8 million in preferred stock dividends.

The following table summarizes the Company’s GAAP financial results for the three months ended June 30, 2015 and 2014, and March 31, 2015, as well as the six months ended June 30, 2015 and 2014.

Summary GAAP Financial Information

	Three Months Ended					Six Months Ended
(Dollar amounts in millions, except per share	June 30,			Mar. 31,		June 30,
information)	2015	2014	%	2015	%	2015	2014	%

Revenue	$119.6	$92.9	29%	$121.1	(1)%	$240.7	$199.6	21%
Net income (loss) attributable to Cowen Group, Inc. common stockholders	$6.0	$8.4	(29)%	$16.7	(64)%	$22.7	$18.2	24%

Earnings (loss) per share (diluted)	$0.05	$0.07	(28)%	$0.14	(64)%	$0.19	$0.15	27%

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of June 30, 2015 was $786 million compared to $535 million as of June 30, 2014.  The increase in shareholders’ equity is primarily related to the release of the Company’s valuation allowance against deferred tax assets in the fourth quarter 2014 and the preferred stock issued in the second quarter 2015.

Common equity, which excludes preferred stock, was $684.2 million, or book value per share of $6.22 at June 30, 2015, compared to common equity of $535 million, or book value per share of $4.65 at June 30, 2014.

Select Balance Sheet Data

	June 30,	March 31,	June 30,
(Amounts in millions, except per share information)	2015	2015	2014
Cowen Group Inc. stockholders’ equity	$785.6	$690.1	$535.0
Less:
Preferred stock	101.4	—	—
Common equity (CE)	$684.2	$690.1	$535.0

Per share:
Book value per share (CE/CSO)	$6.22	$6.21	$4.65

Common shares outstanding (CSO)	110.0	111.2	115.0

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).  In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related and/or reorganization expenses and (iv) excludes preferred stock dividends.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended June 30, 2015 and 2014, and March 31, 2015, as well as the six months ended June 30, 2015 and 2014.

Summary Economic Income (Loss) Financial Information

	Three Months Ended					Six Months Ended
(Dollar amounts in millions, except per	June 30,			Mar. 31,		June 30,
share information)	2015	2014	%	2015	%	2015	2014	%

Revenue	$124.4	$111.2	12%	$161.7	(23)%	$286.1	$221.8	29%
Economic Income (Loss)	$10.2	$8.5	19%	$23.6	(57)%	$33.8	$18.5	83%
Economic Income (Loss) per share (diluted)	$0.09	$0.07	21%	$0.20	(57)%	$0.29	$0.15	86%

Note: Amounts may not add due to rounding.

2015 Second Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the second quarter of 2015 was $124.4 million, a 12% increase compared to $111.2 million in the second quarter of 2014.  The increase in Economic Income revenue was primarily attributable to strength in the investment banking business which was partially offset by a decrease in performance fees from our activist and alternative solutions businesses and a decrease in investment income.

Economic Income Revenue

	Three Months Ended					Six Months Ended
	June 30,			Mar. 31,		June 30,
(Dollar amounts in millions)	2015	2014	%	2015	%	2015	2014	%

Investment banking	$68.5	$30.3	126%	$65.2	5%	$133.8	79.9	67%
Brokerage	34.9	35.1	0%	35.5	(2)%	70.5	69.4	2%
Management fees	16.5	16.2	2%	16.6	—%	33.1	30.3	10%
Incentive income	(7.8)	7.8	(200)%	15.4	(151)%	7.5	12.4	(39)%
Investment income	12.2	21.6	(43)%	28.9	(58)%	41.1	29.8	38%
Other revenue	0.1	0.2	(76)%	0.1	(17)%	0.1	0.1	29%
Total Revenue	$124.4	$111.2	12%	$161.7	(23)%	$286.1	$221.8	29%

Note: Amounts may not add due to rounding.

Non-interest Expenses

Second quarter 2015 non-interest expense was $109.1 million compared to $96.2 million in the prior year period.  Items included in non-interest expenses are discussed below.

Compensation and Benefits Expense

Second quarter 2015 compensation and benefits expense was $74.6 million, a 17% increase compared to $63.6 million in the second quarter 2014.  The compensation to Economic Income revenue ratio was 60% in the second quarter 2015 compared to 57% in the prior year period.

Fixed Non-Compensation Expenses

Second quarter 2015 fixed non-compensation expenses rose $2.0 million year over year to $24.8 million.  This increase was primarily due to higher legal and other professional fees and an increase in costs from equity method investments.

Variable Non-Compensation Expenses

Second quarter 2015 variable non-compensation expenses were $12.0 million compared to $11.5 million in the second quarter 2014.  The increase is primarily related to an increase in client services and business development.

Interest Expense

Interest expense, which primarily relates to debt issued during the first and fourth quarters of 2014, was $4.1 million in the second quarter 2015 compared to $2.7 million in the prior year quarter.

Non-Controlling Interest

Non-Controlling interest represents the portion of the net income or loss attributable to certain non-wholly owned subsidiaries that is allocated to partners.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of July 1, 2015, the Company had assets under management of $13.2 billion.  Total AUM grew by $381 million from April 1, 2015.

Management Fees and Incentive Income

For the second quarter 2015, management fees were $16.5 million, compared to $16.2 million in the prior year.  This increase was primarily related to an increase in management fees for our activist and healthcare royalty businesses.

Incentive income was $(7.8) million in the second quarter 2015 compared to $7.8 million in the prior year period.  This decrease was primarily related to a decrease in performance fees from the activist and alternative solutions businesses.

Investment Income

For the second quarter 2015, investment income for the segment was $9.3 million, compared to $16.6 million in the second quarter 2014.  The decrease primarily relates to a decrease in the Company’s performance in the Company’s own invested capital.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $34.9 million in the second quarter 2015 compared to $35.1 million in the second quarter 2014.  Excluding revenue associated with the stock loan business which the Company decided to wind down during the fourth quarter 2014, brokerage revenue rose 4% year over year.  The increase was attributable to year over year market share gains in our cash equities business as well an increase in electronic and option trading revenue.

Investment Banking

Investment banking revenue reached a new quarterly high since the formation of Cowen Group in 2009.  In the second quarter 2015, investment banking revenue was $68.5 million, up 126% year over year from $30.3 million in the second quarter 2014.  The increase in revenue was primarily due to an increase in equity underwriting activity.

The following tables summarize the Company’s investment banking revenue and transaction count for the three and six months ended June 30, 2015 and 2014.

Investment Banking Revenue Summary

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Equity Underwriting	$59.9	$29.9	$121.3	$75.9
Debt Underwriting	1.6	—	1.9	0.9
Advisory	7.0	0.4	10.6	3.0
Total	$68.5	$30.3	$133.8	$79.9

Investment Banking Transaction Count

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Equity Underwriting	39	32	86	73
Of which bookrun:	24	9	51	23
Debt Underwriting	3	—	4	3
Advisory	5	—	7	3
Total	47	32	97	79

Investment Income

For the second quarter 2015, investment income for the segment was $3.0 million versus $5.0 million in the second quarter 2014.

Share Repurchase Program

Cowen today announced that its Board of Directors approved an increase to the Company’s share repurchase program that authorizes Cowen to purchase up to an additional $22.6 million of Cowen’s Class A common shares from time to time.  With this increase, the total amount available for repurchase under the program is $25.0 million.

The $22.6 million increase is in addition to the Company’s existing $86 million share repurchase program, under which the Company has acquired 21.8 million shares for $83.6 million since August 2011.  Also, since the program was initially announced in July 2011, the Company has acquired an additional 7.0 million shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards.

The program permits the Company to purchase shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws.  It does not obligate the Company to make any purchases at any specific time or situation.  The program may be suspended or discontinued at any time.  As of June 30, 2015, Cowen had approximately 110 million Class A shares outstanding.

In the second quarter 2015, the Company repurchased 2.8 million shares for $15.4 million under the Company’s existing share repurchase program.  Also, the Company acquired 1.0 million shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2015 second quarter results on Thursday, July 30, 2015, at 9:00 am EST.  The call can be accessed by dialing 1-(855) 760-0961 domestic or 1-(631) 485-4850 international.  The passcode for the call is 78820458.  A replay of the call will be available beginning at 12:00 pm EST July 30, 2015 through August 6, 2015.  To listen to the replay of this call, please dial 1-(855) 859-2056 domestic or 1-(404) 537-3406 international and enter passcode 78820458.

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments:  Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment.  Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital.  Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors.  Founded in 1918, the firm is headquartered in New York and has offices located worldwide.  To download Cowen’s investor relations app, which offers access to SEC filings, news releases, webcasts and presentations, please visit the App Store for iPhone and iPad or Google Play for Android mobile devices.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Investor Relations Contacts

Cowen Group, Inc.

Stephen Lasota, Chief Financial Officer, (212) 845-7919

Nancy Wu, (646) 562-1259

Source:  Cowen Group, Inc.

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Investment banking	$68,518	$30,292	$133,751	$79,854
Brokerage	34,957	33,311	70,411	66,141
Management fees	10,266	9,692	20,650	18,616
Incentive income	(2,100)	2,724	272	5,222
Interest and dividends	3,159	12,460	6,242	21,712
Reimbursement from affiliates	3,502	3,018	7,144	4,918
Other	704	752	1,372	1,307
Consolidated Funds
Interest and dividends	196	655	440	1,141
Other	406	(2)	420	668
Total revenue	119,608	92,902	240,702	199,579
Expenses
Employee compensation and benefits	75,328	64,404	171,192	131,965
Interest and dividends	6,095	10,193	11,874	17,265
General, administrative and other expenses	34,939	32,909	71,744	64,002
Consolidated Funds expenses	634	398	992	700
Total expenses	116,996	107,904	255,802	213,932
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	9,070	23,037	48,061	34,391
Consolidated Funds net (losses) gains	2,296	5,609	7,382	7,712
Total other income (loss)	11,366	28,646	55,443	42,103

Income (loss) before income taxes	13,978	13,644	40,343	27,750
Income tax expense/(benefit)	3,346	46	10,293	125
Net income (loss)	10,632	13,598	30,050	27,625
Net income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	3,916	5,216	6,636	9,403
Net income (loss) attributable to Cowen Group, Inc.	$6,716	$8,382	$23,414	$18,222
Preferred stock dividends	755	—	755	—
Net income (loss) attributable to Cowen Group, Inc. common stockholders	5,961	8,382	22,659	18,222

Earnings (loss) per share:
Basic	$0.05	$0.07	$0.20	$0.16
Diluted	$0.05	$0.07	$0.19	$0.15

Weighted average shares used in per share data:
Basic	111,915	115,569	111,987	115,626
Diluted	118,226	120,199	118,316	120,635

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.  As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related and/or reorganization expenses and (iv) excludes preferred stock dividends.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Investment banking	$68,518	$30,292	$133,751	$79,854
Brokerage	34,934	35,052	70,458	69,401
Management fees	16,540	16,166	33,147	30,255
Incentive income	(7,815)	7,817	7,547	12,412
Investment income	12,215	21,596	41,095	29,770
Other revenue	57	242	125	97
Total revenue	124,449	111,165	286,123	221,789
Expenses
Non-interest expense	109,088	96,180	240,250	193,532
Interest expense	4,145	2,654	8,167	3,297
Total expenses	113,233	98,834	248,417	196,829
Net Economic Income (Loss) Before Non-controlling Interests	11,216	12,331	37,706	24,960
Non-controlling interests	(1,051)	(3,818)	(3,896)	(6,444)
Economic Income (Loss)	$10,165	$8,513	$33,810	$18,516

Economic Income (Loss) Excluding Certain Non-cash Items:

Economic Income (Loss)	$10,165	$8,513	$33,810	$18,516
Exclusion of depreciation and amortization expense	2,140	2,380	4,275	4,757
Exclusion of share-based compensation expense	6,708	5,674	10,870	10,477
Economic Income (Loss) excluding certain non-cash items	$19,013	$16,567	$48,955	$33,751

Economic Income (Loss) per share:
Basic	$0.09	$0.07	$0.30	$0.16
Diluted	$0.09	$0.07	$0.29	$0.15

Weighted average shares used in per share data:
Basic	111,915	115,569	111,987	115,626
Diluted	118,226	120,199	118,316	120,635

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2015

(Dollar amounts in thousands)

	Three Months Ended June 30, 2015
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$68,518	$—		$—	$68,518
Brokerage	34,957	(23	)(e)	—	34,934
Management fees	10,266	5,944	(a)	330	16,540
Incentive income	(2,100)	(5,839	)(a)	124	(7,815)
Investment income	—	12,215	(c)	—	12,215
Interest and dividends	3,159	(3,159	)(c)(e)	—	—
Reimbursement from affiliates	3,502	(3,593	)(f)	91	—
Other revenue	704	(647	)(c)	—	57
Consolidated Funds	602	—		(602)	—
Total revenue	119,608	4,898		(57)	124,449

Expenses
Non interest expense	110,267	(1,179	)(c)(d)	—	109,088
Interest expense	6,095	(1,950	)(c)(e)	—	4,145
Consolidated Funds	634	—		(634)	—
Total expenses	116,996	(3,129)		(634)	113,233
Total other income (loss)	11,366	(10,049	)(c)	(1,317)	—
Income tax expense/(benefit)	3,346	(3,346	)(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(3,916)	2,125		740	(1,051)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$6,716	$3,449		$—	$10,165

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)    Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b)    Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c)     Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d)    Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e)     Economic Income (Loss) recognizes other brokerage dividends as brokerage revenue.

(f)      Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2014

(Dollar amounts in thousands)

		Three Months Ended June 30, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$30,292	$—		$—	$30,292
Brokerage	33,311	1,741	(e)	—	35,052
Management fees	9,692	6,231	(a)	243	16,166
Incentive income	2,724	4,939	(a)	154	7,817
Investment income	—	21,596	(c)	—	21,596
Interest and dividends	12,460	(12,460	)(c)(e)	—	—
Reimbursement from affiliates	3,018	(3,102	)(f)	84	—
Other revenue	752	(510	)(c)	—	242
Consolidated Funds	653	—		(653)	—
Total revenue	92,902	18,435		(172)	111,165

Expenses
Non interest expense	97,313	(1,133	)(c)(d)	—	96,180
Interest expense	10,193	(7,539	)(c)(e)	—	2,654
Consolidated Funds	398	—		(398)	—
Total expenses	107,904	(8,672)		(398)	98,834
Total other income (loss)	28,646	(26,232	)(c)	(2,414)	—
Income tax expense/(benefit)	46	(46	)(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(5,216)	(790)		2,188	(3,818)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$8,382	$131		$—	$8,513

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)    Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b)    Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c)     Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d)    Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e)     Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f)      Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2015

(Dollar amounts in thousands)

	Six Months Ended June 30, 2015
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$133,751	$—		$—	$133,751
Brokerage	70,411	47	(e)	—	70,458
Management fees	20,650	11,930	(a)	567	33,147
Incentive income	272	6,969	(a)	306	7,547
Investment income	—	41,095	(c)	—	41,095
Interest and dividends	6,242	(6,242	)(c)(e)	—	—
Reimbursement from affiliates	7,144	(7,320	)(f)	176	—
Other revenue	1,372	(1,247	)(c)	—	125
Consolidated Funds	860	—		(860)	—
Total revenue	240,702	45,232		189	286,123

Expenses
Non interest expenses	242,936	(2,686	)(c)(d)	—	240,250
Interest expense	11,874	(3,707	)(c)(e)	—	8,167
Consolidated Funds	992	—		(992)	—
Total expenses	255,802	(6,393)		(992)	248,417

Total other income (loss)	55,443	(51,719	)(c)	(3,724)	—

Income tax expense/(benefit)	10,293	(10,293	)(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(6,636)	197		2,543	(3,896)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$23,414	$10,396		$—	$33,810

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c) Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity (prior to January 2015) and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2014

(Dollar amounts in thousands)

	Six Months Ended June 30 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income

Revenue
Investment banking	$79,854	$—		$—	$79,854
Brokerage	66,141	3,260	(e)	—	69,401
Management fees	18,616	11,162	(a)	477	30,255
Incentive income	5,222	7,036	(a)	154	12,412
Investment income	—	29,770	(c)	—	29,770
Interest and dividends	21,712	(21,712	)(c)(e)	—	—
Reimbursement from affiliates	4,918	(5,082	)(f)	164	—
Other revenue	1,307	(1,210	)(c)	—	97
Consolidated Funds	1,809	—		(1,809)	—
Total revenue	199,579	23,224		(1,014)	221,789

Expenses
Non interest expense	195,967	(2,435	)(c)(d)	—	193,532
Interest expense	17,265	(13,968	)(c)(e)	—	3,297
Consolidated Funds	700	—		(700)	—
Total expenses	213,932	(16,403)		(700)	196,829

Total other income (loss)	42,103	(39,482	)(c)	(2,621)	—

Income tax expense/(benefit)	125	(125	)(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(9,403)	24		2,935	(6,444)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$18,222	$294		$—	$18,516

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c) Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.